UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2010
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Employment Agreement with Timothy E. Brog

Peerless Systems Corporation, a Delaware corporation (the “Company”), has entered into an Employment Agreement (the “Employment Agreement”), dated August 26, 2010, with Timothy E. Brog pursuant to which Mr. Brog has been appointed as Chief Executive Officer of the Company.  Mr. Brog has served as a director of the Company since 2007 and Chairman of the Company’s Board of Directors (the “Board”) since June 2008.

The Employment Agreement provides that Mr. Brog will receive a base salary of $340,000 and will be eligible to be considered for a bonus and options semi-annually.  Mr. Brog also received a grant of 200,000 shares of restricted common stock, par value $0.01 per share (the “Common Stock”), one quarter of which will vest if prior to August  26, 2013 the average closing price of the Common Stock on the Nasdaq Capital Market is greater than or equal to the target prices of $3.75, $4.00, $4.25 and $4.50, respectively, for 15 consecutive trading days.

The Employment Agreement will renew on each of August 26, 2011 and August 26, 2012, unless either party provides 120 days’ prior notice to the other party.  Thereafter, it may be terminated by either party with 90 days’ prior notice to the other party.

If Mr. Brog’s employment is terminated without Cause (as defined in the Employment Agreement), he will receive unpaid salary and benefits, plus a severance payment equal to six months’ salary.  Additionally, if Mr. Brog is terminated without Cause prior to August 26, 2013, 100,000 shares of his restricted stock will vest (or 50,000 shares, if the remaining shares have already vested).

The foregoing is a summary of the material terms of the Amendment.  Reference should be made to the full text of the Amendment, which is filed herewith as Exhibit 10.1, for a complete understanding of its terms.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 26, 2010, the Company entered into the Employment Agreement with Mr. Brog, whereby Mr. Brog became the Company’s Chief Executive Officer.  The summary of the Employment Agreement included in Item 1.01 above is incorporated herein by reference.

Mr. Brog, age 46, has served the Company as a director since July 2007 and has been Chairman of the Board since June 2008. Brog was the Managing Director of Locksmith Capital Management LLC from September 2007 to August 2010.  Mr. Brog was the Managing Director of E 2 Investment Partners LLC from March 2007 to July 2008.  He was President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund from June 2004 to September 2007 and a Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007.  From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.  Mr. Brog is a Director of Eco-Bat Technologies Limited.  The Board believes that Mr. Brog’s legal, investment banking experience and value investment experience are extremely valuable to the Company in sourcing, negotiating and executing an acquisition with the Company’s remaining cash following the Offer.  Mr. Brog’s experience also positions him well to serve as the Company’s Chairman and Chief Executive Officer.

Mr. Brog’s compensation as a director during the last fiscal year was included in the Company’s Proxy Statement on Schedule 14A in the section entitled “Director Compensation” and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of August 26, 2010, between Peerless Systems Corporation and Timothy E. Brog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: August 26, 2010	By:	/s/ William Neil
		Name:	William Neil
		Title:	Chief Financial Officer